UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sections 240.14a-11(c) or Section 240.14a-12

PATRICK INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PATRICK INDUSTRIES, INC.

107 West Franklin Street

P.O. Box 638

Elkhart, Indiana 46515-0638

574-294-7511

____________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held October 25, 2007

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Patrick Industries, Inc., an Indiana corporation, will be held at the Company’s corporate offices, 107 W. Franklin Street, Elkhart, Indiana, on Thursday, October 25, 2007 at 10:00 a.m., Indiana time, for the following purposes:

1.

To approve a rights offering granting shareholders one right to purchase 0.2 of a share of common stock, for each share of the Company’s common stock they own, at a purchase price of $11.25 per share, or an aggregate of approximately 1,200,000 shares of common stock for an aggregate purchase price of approximately $13,500,000 (the “Rights Offering”);

2.

To approve the Standby Purchase Agreement and the transactions contemplated thereunder (the “Standby Purchase Agreement”), pursuant to which Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P. (collectively, “Tontine”) have committed to purchase at $11.25 per share, any shares not purchased in the Rights Offering;

3.	To approve the sale of up to 130,000 shares of common stock to certain management employees at $11.25 per share, or an aggregate purchase price of up to $1,462,500; and

4.

To amend our Articles of Incorporation to increase the number of authorized shares of common stock, without par value, from 12,000,000 to 20,000,000 and the aggregate number of shares of capital stock to 21,000,000.

The Board of Directors has fixed the close of business on October 2, 2007, as the record date for the determination of the holders of shares of the Company’s outstanding common stock entitled to notice of and to vote at the Special Meeting of Shareholders. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

Your vote is important. Whether or not you expect to attend the meeting, please vote your shares using the Internet, by telephone, or by mail by signing, dating, and returning the enclosed proxy. Your shares will then be represented at the meeting if you are unable to attend. You may, of course, revoke your proxy and vote in person at the meeting, if you desire.

By Order of the Board of Directors,

_________, 2007	ANDY L. NEMETH
SECRETARY

PATRICK INDUSTRIES, INC.

107 West Franklin Street

P.O. Box 638

Elkhart, Indiana 46515-0638

574-294-7511

____________

PROXY STATEMENT

Special Meeting of Shareholders

To Be Held October 25, 2007

_____________________________

This Proxy Statement and the accompanying Proxy Card are being mailed to shareholders of Patrick Industries, Inc. (the “Company,” “we,” “us,” and “our”) on or about _______, 2007, and are being furnished in connection with the Board of Directors’ solicitation of proxies for the Special Meeting of Shareholders (“Special Meeting”) to be held on October 25, 2007 for the purpose of considering and acting upon the matters specified in the Notice of Special Meeting of Shareholders accompanying this Proxy Statement. Expenses incurred in the solicitation of proxies, including postage, printing and handling, and actual expenses incurred by brokerage houses, custodians, nominees, and fiduciaries in forwarding documents to beneficial owners, will be paid by the Company.

PROXY INFORMATION

Your vote is important. Whether or not you expect to attend the meeting, please vote your shares using the Internet, by telephone, or by mail by signing, dating, and returning the enclosed proxy in the enclosed envelope. A shareholder who has submitted a Proxy may revoke it at any time before it is voted, but only by executing and returning to the Company Secretary at 107 West Franklin Street, P.O. Box 638, Elkhart, Indiana, 46515-0638, notice of revocation or by attending the meeting and voting in person. Attendance at the meeting does not, by itself, revoke a Proxy.

Each shareholder is entitled to one vote for each share of the Company’s common stock held as of the record date. For purposes of the Special Meeting, a quorum means a majority of the outstanding shares. As of the close of business on September 14, 2007, there were outstanding 5,997,177 shares of common stock entitled to one vote each. In determining whether a quorum exists at the Special Meeting, all shares represented in person or by proxy will be counted. Broker non-votes occur when a nominee holding common shares for a beneficial owner of those common shares has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto. Broker non-votes and abstentions will be included in the determination of the number of common shares present at our special meeting for quorum purposes but will not be counted as votes cast on any matter presented at our Special Meeting, except with respect to Proposal No. 4. Proposal No. 4 requires the affirmative vote of the holders of a majority of the stock entitled to vote and, therefore, broker non-votes and abstentions will count as a vote against the proposal. With respect to each of the proposals, a shareholder may vote for, against or abstain. Proxies properly executed and received by the Company prior to the meeting and not revoked will be voted as directed therein on all matters presented at the meeting.

Proposal Nos. 1, 2, and 3 in this Proxy Statement require the affirmative vote of a majority of the votes cast, provided a quorum (50% of the outstanding shares of common stock) is present as required under Indiana law. Proposal No. 4 – a proposal to amend the Company’s Articles of Incorporation to increase the authorized number of shares of common stock – requires the affirmative vote of the holders of a majority of the stock entitled to vote. For the corporate actions proposed in this Proxy Statement, shareholders are not entitled to a dissenter’s right of appraisal under Indiana law.

The Board of Directors, in a meeting held on July 9, 2007, approved each of the aforementioned proposals and recommends that shareholders vote FOR each of the proposals. Tontine, a holder of 38.2% of the Company's common stock, has indicated its intention to vote in favor all four proposals. This Proxy Statement and the accompanying Proxy Card are first being mailed to shareholders on or about _________, 2007.

This Proxy Statement is not an offer to sell or the solicitation of an offer to buy shares of common stock or any other securities, whether under the terms of the Rights Offering, the Standby Purchase Agreement, or otherwise. Offers and sales of common stock issuable in the Rights Offering will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus. Offers and sales of shares of common stock pursuant to the Standby Purchase Agreement will only be made in a private placement transaction exempt from the registration requirements of the Securities Act and applicable state securities laws on the terms and subject to the conditions of the Standby Purchase Agreement.

STOCK OWNERSHIP INFORMATION

The following table sets forth, as of the record date, information concerning the only parties known to the Company as having beneficial ownership of more than 5 percent of its outstanding common stock and information with respect to the stock ownership of all directors and executive officers of the Company individually and as a group. The table also set forth the percentage ownership for the same persons after the Rights Offering, assuming all shareholders exercise their subscription rights. The address of each director and executive officer listed below is 107 West Franklin Street, P.O. Box 638, Elkhart, Indiana, 46515-0638.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned Before the Rights Offering	Percent of Common Stock Beneficially Owned Before the Rights Offering	Maximum Number of Shares of Common Stock Offered	Number of Shares of Common Stock Beneficially Owned After the Rights Offering (1)	Percent of Common Stock Beneficially Owned After the Rights Offering (2)
Jeffrey L. Gendell c/o Tontine Capital Management, L.L.C. 55 Railroad Avenue, 1st Floor, Greenwich, CT 06830	2,293,089 (3)	38.2%	458,618	2,751,707	38.2%

Clearbridge Advisors, LLC 399 Park Avenue New York, NY 10022	584,125 (4)	9.7%	116,825	700,950	9.7%
Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	390,925 (5)	6.5%	78,185	469,110	6.5%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401	353,193 (6)	5.9%	70,639	423,832	5.9%
Wilen Management Company, Inc. 2360 West Joppa Road, Suite 226 Lutherville, MD 21093	301,728 (7)	5.0%	60,346	362,074	5.0%
Robert C. Timmins	63,800	1.1%	12,760	76,560	1.1%
Paul E. Hassler	65,553 (8)	1.0%	6,986	72,539	1.0%
John H. McDermott	38,500	*	7,700	46,200	*
Andy L. Nemeth	39,363 (9)	*	5,248(10)	44,611	*
Keith V. Kankel	29,186	*	5,837	35,023	*
Larry D. Renbarger	29,000	*	5,800	34,800	*
Terrence D. Brennan	21,500	*	4,300	25,800	*
Walter E. Wells	21,500	*	4,300	25,800	*
Harold E. Wyland	14,000	*	2,800	16,800	*
Gregory J. Scharnott	5,288 (11)	*	1,058	6,346	*

Directors and Executive Officers as a group (10 persons)	327,690	5.5%	56,789	384,479	5.5%

*	Less than 1%.
(1)	Percentage assumes all shareholders subscribe in full to their pro rata portion of the shares offered in the Rights Offering.
(2)

If shareholders subscribe fully to the Rights Offering, their percentage interest remains constant. If no holder other than Tontine were to subscribe for their portion of the shares offered in the Rights Offering and Tontine purchases all unsubscribed shares, pursuant to its obligations as set forth in the Standby Purchase Agreement, Tontine’s ownership would be 48.5% of the outstanding shares of the company.

(3)

Information based on the Schedule 13D/A filed jointly by Tontine Capital Management, L.L.C. (“TCM”), Tontine Capital Partners, L.P. (“TCP”), Tontine Capital Overseas Master Fund, L.P. (“TCO”), Tontine Capital Overseas GP, L.L.C. (“TCO GP”) and Jeffrey L. Gendell on May 24, 2007. Includes 1,834,469 shares owned directly by TCP and 458,620 shares owned directly by TCO. Mr. Gendell is the managing member of TCM, the general partner of TCP. Mr. Gendell is also the managing member of TCO GP, the general partner of TCO.

(4)	Information based on latest Schedule 13G filed by Clearbridge Advisors, LLC on February 9, 2007.
(5)	Information based on latest Schedule 13G filed by Heartland Advisors, Inc. on February 12, 2007.
(6)	Information based on latest Schedule 13G filed by Dimensional Fund Advisors, Inc. on February 9, 2007.
(7)	Information based on latest Schedule 13G filed by Wilen Management Company, Inc. on January 26, 2007.
(8)	Includes 30,625 options which are exercisable within 60 days of the record date.
(9)	Includes 18,125 options which are exercisable within 60 days of the record date.
(10)	Includes 1,000 shares to be offered to Mr. Nemeth as a management employee under Proposal No. 3.
(11)

Mr. Scharnott resigned from the Company on March 12, 2007. Because Mr. Scharnott was one of our most highly compensated executive officers during the last completed fiscal year, Mr. Scharnott is considered a named executive officer under the securities laws and therefore appears in the table above.

_______________

PROPOSAL NO. 1

APPROVAL OF THE RIGHTS OFFERING

General Background

Our Board has approved a proposal that we raise equity capital by offering holders of our common stock an opportunity to purchase additional shares in a rights offering. If Proposal No. 1 is approved by our shareholders, the Company will distribute at no cost to shareholders non-transferable rights to purchase, in aggregate, approximately 1,200,000 shares of common stock for an aggregate purchase price of approximately $13,500,000. Each shareholder will receive, for each share of common stock owned on the record date, one right to purchase 0.2 of a share of common stock at $11.25 per whole share. The rights will be evidenced by subscription certificates. We expect to set the record date for the Rights Offering shortly before commencement of the offering. Holders of rights will be permitted to purchase a whole number of shares, with fractional shares rounded down.

In connection with the Rights Offering, we will file a registration statement with the Securities and Exchange Commission (the “SEC”). Once the registration statement becomes effective, we will commence the Rights Offering and mail the Rights Offering prospectus to holders of our common stock. The prospectus will contain important information about the Rights Offering. You should not make a decision to participate in the Rights Offering until you read the prospectus.

We are asking our shareholders, at the Special Meeting, to approve the Rights Offering. A vote in favor of the Rights Offering will not obligate any shareholder to purchase shares in the Rights Offering.

Reasons for Rights Offering

We are undertaking the Rights Offering to provide our shareholders an opportunity to make an additional investment in the Company and to raise capital to prepay in part the $13,975,000 in principal amount of 9.5% Senior Subordinated Promissory Notes that was provided by Tontine to fund the Company’s acquisition of Adorn Holdings, Inc. in May 2007. The Company will use the net proceeds from the Rights Offering, along with the proceeds from the proposed sale of up to approximately 130,000 shares of our common stock to certain management employees at the same $11.25 per share price (see Proposal No. 3), to prepay the 9.5% Senior Subordinated Promissory Notes, to pay related accrued interest, and to reduce borrowings under our senior secured credit facility. Under the Company’s senior secured credit facility, lenders will permit the 9.5% Senior Subordinated Promissory Notes to be prepaid only with the proceeds of new equity. If the 9.5% Senior Subordinated Promissory Notes are not prepaid by May 18, 2008, the interest rate increases to 13.5%. If this Proposal No. 1 is not approved by our shareholders, we cannot conduct this Rights Offering and we would be required to seek alternative sources of equity capital to prepay the 9.5% Senior Subordinated Promissory Notes.

Our Board of Directors considered that the ownership percentage of our current holders of common stock could be diluted by the issuance of additional shares pursuant to this Rights Offering. While the ownership percentage of our current shareholders (other than Tontine) could decrease, the Board considered that the magnitude of this dilution would depend in part on the decision of each holder of common stock whether to subscribe for additional shares in the Rights Offering. In addition, the Board considered that this Rights Offering would only occur if our shareholders approve both the Rights Offering and the Standby Purchase Agreement. After weighing these factors and the importance of raising additional equity capital for the Company, and after considering that the Rights Offering would give each holder of our common stock the opportunity to purchase additional shares of common stock at the same price, the Board concluded that the Rights Offering and Standby Purchase Agreement are in the best interests of the Company and our shareholders.

Significance of Tontine

Tontine currently owns 38.2% of our common stock. As more fully described below in Proposal No. 2, Tontine has agreed to act as a standby purchaser of any shares not subscribed for by other shareholders in the Rights Offering. Tontine’s commitments are contained in the Standby Purchase Agreement, dated September 14, 2007, among the Company and Tontine, which is attached to this Proxy Statement as Exhibit 1. Pursuant to the Standby Purchase Agreement, Tontine has agreed to purchase any shares of our common stock not subscribed for by other shareholders in the Rights Offering at the same $11.25 per share subscription price paid by our shareholders in the Rights Offering. Pursuant to the Standby Purchase Agreement, Tontine has also agreed to subscribe for and purchase its pro rata portion of the shares offered in the Rights Offering. We have agreed to register the shares of common stock owned by Tontine, including any shares purchased in the Rights Offering or pursuant to the Standby Purchase Agreement, pursuant to an Amended and Restated Registration Rights Agreement, dated May 18, 2007, among the Company and Tontine. On August 14, 2007, we filed a Registration Statement on Form S-3 with the SEC to register all 2,293,089 shares of common stock that are currently held by Tontine.

Certain Effects of Approving the Rights Offering

Our shareholders are being offered the opportunity to purchase a pro rata portion of the common stock offered for sale in the Rights Offering. In the case of shareholders who choose to subscribe for none or only a portion of their pro rata shares in the Rights Offering, the shareholder’s unsubscribed shares will be purchased by Tontine under the terms of the Standby Purchase Agreement, which is also subject to approval by our shareholders (see Proposal No. 2). Shareholders participating in full in the Rights Offering will not suffer dilution of their share ownership as a percentage of the total number of shares outstanding, as their percentage of ownership will remain constant. Those shareholders who do not participate fully or at all in the Rights Offering will have their ownership percentage of the total common stock outstanding diluted. Tontine’s opportunity to increase its ownership percentage will be available only if other shareholders choose not to exercise their subscription right fully or at all.

To the extent that holders of our common stock do not exercise their rights, Tontine will increase its substantial ownership interest in the company after the Rights Offering. As a result, Tontine may increase its ability to influence the election of our Board of Directors and the approval of other matters presented for consideration by the shareholders, which could include mergers, acquisitions, amendments to our charter, and various corporate governance actions.

Reasons for Seeking Shareholder Approval

We are seeking shareholder approval of the Rights Offering because we are required to do so under the terms of the Standby Purchase Agreement, and because our Board considered that this Rights Offering would only occur if our shareholders approved both the Rights Offering and the Standby Purchase Agreement. In order for the Rights Offering to take place, our shareholders must approve both Proposal No. 1 (approval of the Rights Offering) and Proposal No. 2 (approval of the Standby Purchase Agreement). If this Proposal No. 1 is not approved by our shareholders, we cannot conduct this Rights Offering and we would be required to seek alternative sources of equity capital to prepay the 9.5% Senior Subordinated Promissory Notes.

Further information concerning the Rights Offering, including a copy of the prospectus describing the Rights Offering and the shares of common stock to be issued pursuant thereto, will be distributed to those shareholders of record as of a date to be set shortly before commencement of the offering, if shareholders approve this Proposal No. 1.

This Proxy Statement is not an offer to sell or the solicitation of an offer to buy shares of our common stock or any other securities, whether under the terms of the Rights Offering, the Standby Purchase Agreement, or otherwise. Offers and sales of our common stock issuable in the Rights Offering will only be made by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and applicable state securities laws, on the terms and subject to the conditions set forth in such prospectus.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

"FOR" PROPOSAL NO. 1 APPROVING THE RIGHTS OFFERING

_______________

PROPOSAL NO. 2

APPROVAL OF THE STANDBY PURCHASE AGREEMENT

AND THE TRANSACTIONS CONTEMPLATED THEREUNDER

General Background

In connection with the Rights Offering described in Proposal No. 1 above, we entered into the Standby Purchase Agreement with Tontine. A copy of the Standby Purchase Agreement is set forth in full in Exhibit 1, and the description of the Standby Purchase Agreement in this Proxy Statement is qualified in its entirety by reference to Exhibit 1. The Standby Purchase Agreement obligates us to sell, and requires Tontine to subscribe for and purchase from us, its pro rata portion of the shares offered in the Rights Offering. In addition, Tontine has agreed to act as standby purchaser of any and all shares that are offered in the Rights Offering if those shares are not subscribed for by the other holders of our common stock.

In connection with our acquisition of Adorn Holdings, Inc. in May 2007, we entered into a private placement with Tontine, whereby Tontine purchased 980,000 shares of our common stock at $11.25 per share for a total purchase price of $11,025,000, and provided interim subordinated debt financing of $13,975,000 in exchange for 9.5% Senior Subordinated Promissory Notes. The 980,000 shares constituted approximately 19.9% of our then issued and outstanding common stock. After making its investment in May 2007, Tontine now holds approximately 38.2% of our outstanding common stock.

Standby Purchase Agreement

Pursuant to the Standby Purchase Agreement, Tontine has committed to purchase, at the same $11.25 per share subscription price paid by our shareholders in the Rights Offering, all shares that are unsubscribed for by the other shareholders upon the expiration of the Rights Offering. Because Tontine has committed to buy any unsubscribed shares, if this Rights Offering is completed, we are assured that our Rights Offering will generate approximately $13,500,000 in proceeds. Under the Company’s senior secured credit facility, lenders will permit the 9.5% Senior Subordinated Promissory Notes to be prepaid only with the proceeds of new equity.

Tontine’s obligations under the Standby Purchase Agreement are subject to the following:

•          customary closing conditions, including (i) that our representations and warranties in the Standby Purchase Agreement are true and correct in all material respects as of the date of signing the Standby Purchase Agreement and as of the closing date; (ii) subsequent to the execution and delivery of the Standby Purchase Agreement and prior to the closing date, there shall not have been any material adverse effect on our financial condition, earnings, financial position, operations, assets, results of operation, business or prospects, or any event or circumstance that is reasonably likely to result in a material adverse effect on our financial condition, earnings, financial position, operations, assets, results of operation, business or prospects and no event shall have occurred or circumstance shall exist which would reasonably likely result in a material adverse effect (“Material Adverse Effect”); (iii) that no market adverse effect (including (A) the suspension by the SEC or the Nasdaq Stock Market of trading in our common stock, the suspension or limitation of trading in securities generally on the Nasdaq Stock Market, the New York Stock Exchange or the American Stock Exchange or the establishment of minimum prices on any of these markets, (B) the declaration of a banking moratorium by the U.S. federal or New York State authorities, or (C) any material new outbreak or material escalation of hostilities or any declaration by the United States of a national emergency or war or other calamity or crisis which has a material adverse effect on the U.S. financial markets) has occurred and is continuing (“Market Adverse Effect”);

•          as of the closing date, we shall not have amended our Bylaws to opt back in to the provisions of the Indiana Business Corporation Law (the “IBCL”) pertaining to the acquisition of a controlling interest. Under Sections 23-1-42-1 to 23-1-42-11 of the IBCL, an acquiring person or group who makes a “control share acquisition” in an “issuing public corporation” may not exercise voting rights on any “control shares” unless these voting rights are conferred by a majority vote of disinterested shareholders of the issuing corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. We may, however, amend our Bylaws to opt back into the provisions of Chapter 42 of the IBCL once the purchase and issuance of the common stock is complete;

•          our Board shall have adopted resolutions approving and exempting the transactions contemplated in the Standby Purchase Agreement from the restrictions in Section 18 and Section 19 of Chapter 43 of the IBCL which, in general, prohibit an Indiana corporation from engaging in a “business combination” (defined as a variety of transactions) with an “interested shareholder” (defined generally as a person that is the beneficial owner of 10% or more of a corporation's outstanding voting stock) for a period of five years following the date that such person became an interested shareholder;

•          we shall have amended our Rights Agreement, dated March 21, 2006, between the Company and National City Bank to permit the acquisition of any shares of our common stock acquired by Tontine pursuant to the Rights Offering and the Standby Purchase Agreement, and such amendment shall continue to be in full force and effect as of the closing date;

•          the number of authorized shares of common stock in our Articles of Incorporation shall be increased from 12,000,000 to 20,000,000 (see Proposal No. 4);

•          there shall be no judgment or other legal restraint that prohibits or renders unachievable the completion of the Rights Offering or the transactions contemplated by the Standby Purchase Agreement;

•          the SEC shall have declared the registration statement for the Rights Offering effective, we shall have complied with any request of the SEC to include additional information in the registration statement, no stop order suspending the effectiveness of the registration statement shall have been issued, and the SEC shall not have initiated a proceeding seeking such an order;

•          we shall have obtained the approval by our shareholders of the transactions contemplated by the Standby Purchase Agreement; and

•          the shares of common stock to be issued shall have been authorized for listing on the Nasdaq Stock Market.

Our obligation to fulfill the terms and obligations of the Standby Purchase Agreement are subject to the representations and warranties made by Tontine being true and correct in all material respects as of the date of the signing of the agreement and at and as of the closing date.

The Standby Purchase Agreement contains covenants that are customary for a transaction of this type. We have agreed, except as otherwise contemplated by the Standby Purchase Agreement, to (i) file this Proxy Statement and the registration statement for the Rights Offering, and to use our reasonable best efforts to have the SEC declare the Rights Offering registration statement effective; (ii) operate our business in the ordinary course, consistent with past practice; (iii) not issue any shares of its capital stock, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for our capital stock, or other agreements or rights to purchase or otherwise acquire its capital, except for (A) shares of common stock issuable upon exercise of stock options existing on the date hereof or pursuant to the management purchase as described in Proposal No. 3, and (B) in excess of an additional 50,000 shares of common stock in connection with a stock bonus program established by the Company for the benefit for certain Company employees in connection with integration activities relating to the Company’s acquisition of Adorn Holdings, Inc.; (iv) not authorize any stock split, stock dividend, stock combination, or other similar transaction affecting the number of issued and outstanding shares of our common stock; (v) not declare or pay any dividends or repurchase any shares of our common stock; and (vi) not incur any indebtedness or guarantees thereof, other than borrowings in the ordinary course of business and consistent with past practice.

Tontine may terminate its rights and obligations under the Standby Purchase Agreement at any time prior to closing if there is a Material Adverse Effect or Market Adverse Effect that is not cured within 15 days after the occurrence thereof. If either we or Tontine materially breach the Standby Purchase Agreement, the non-breaching party may terminate its rights and obligations under the Standby Purchase Agreement if the breaching party does not cure the breach within 15 days after receiving written notice. In addition, either party may terminate its rights and obligations under the Standby Purchase Agreement, if the closing of the Rights Offering has not occurred on or prior to March 31, 2008, for any reason other than a material breach by the terminating party or a failure to meet a closing condition as defined in the Standby Purchase Agreement.

Registration Rights Agreement

We previously entered into an Amended and Restated Registration Rights Agreement with Tontine, dated May 18, 2007, in which we agreed under certain circumstances to register the resale of shares of common stock held by Tontine. The common stock purchased by Tontine both in the Rights Offering and pursuant to the Standby Purchase Agreement will be eligible to be registered for resale under the Amended and Restated Registration Rights Agreement. Should Tontine choose to resell the shares it purchases pursuant to the Rights Offering or the Standby Purchase Agreement, we will bear the costs of registering the common stock to be resold. We intend to file and maintain a registration statement on Form S-3 to be available for any sale of shares by Tontine.

Relationship with Tontine

Tontine currently owns 38.2% of our common stock. In connection with the Adorn acquisition in May 2007, we entered into a private placement with Tontine, whereby Tontine purchased 980,000 shares of our common stock at $11.25 per share for a total purchase price of $11,025,000, and provided interim subordinated debt financing of $13,975,000 in exchange for 9.5% Senior Subordinated Promissory Notes. In connection with the private placement, we entered into a Securities Purchase Agreement in which we granted Tontine the right to appoint (i) one nominee to our Board of Directors so long as it holds between 7.5% and 14.9% of our common stock then outstanding, and (ii) two nominees to our Board of Directors so long as it holds at least 15.0% of our common stock then outstanding. In each case, the nominees must be reasonably acceptable to our Board of Directors. Pursuant to the Securities Purchase Agreement, we have also agreed to limit the number of directors serving on our Board, by the date of our 2008 Annual Meeting of Shareholders, to no more than nine directors for so long as Tontine has the right to appoint a director to the our Board. As of the date hereof, there are no appointed or elected Tontine representatives on our Board. We have also entered into an Amended and Restated Registration Rights Agreement, dated as of May 18, 2007, with Tontine under which we have agreed to register shares of our common stock held by Tontine. Our obligation to register shares held by Tontine for resale extends to any shares Tontine may acquire in the future, including shares acquired in the Rights Offering or pursuant to the Standby Purchase Agreement. If no holder other than Tontine were to subscribe for their portion of the shares offered in the Rights Offering and Tontine purchases all unsubscribed shares, pursuant to its obligations as set forth in the Standby Purchase Agreement, Tontine’s ownership would be 48.5% of our outstanding common stock.

We are not aware of any current plans or proposals by Tontine with respect to any extraordinary corporate transactions involving us or any sale of our assets or change in our management, capitalization, dividend policy, charter or Bylaws (except as described in this Proxy Statement), or any other change in our business or corporate structure or with respect to the delisting or deregistration of any of our securities. However, any determination by Tontine to retain its interest in our Company will likely be subject to the continuing evaluation of pertinent factors related to its investment in us. We are not aware of any current plans by Tontine to resell any shares of our common stock, including any shares acquired in the Rights Offering or pursuant to the Standby Purchase Agreement. Depending upon the continuing assessment of these factors from time to time, Tontine may change its present intentions and may dispose of some or all of the shares of our common stock that it owns.

We are also not aware of any current plans by Tontine to acquire additional shares of our common stock. Any such acquisition would be subject to our amended Rights Agreement. That agreement may have the effect of deterring acquisitions of our stock or assets, mergers and tender offers, and proposals for the foregoing that have not been approved by our Board. We amended that agreement to permit Tontine to acquire the shares of common stock contemplated by the Standby Purchase Agreement. The acquisition of additional shares by Tontine may require an additional amendment to the Rights Agreement. The Board has the authority to amend the Rights Agreement, subject to the limitations contained therein.

Reasons for Seeking Shareholder Approval

The Standby Purchase Agreement has as a condition to closing the approval by our shareholders of the Rights Offering and the transactions contemplated by the Standby Purchase Agreement. In order for the Rights Offering to take place, our shareholders must approve both Proposal No. 1 (approval of the Rights Offering) and Proposal No. 2 (approval of the Standby Purchase Agreement). If this Proposal No. 2 is not approved by our shareholders, we cannot conduct this Rights Offering and we would be required to seek alternative sources of equity capital to prepay the 9.5% Senior Subordinated Promissory Notes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"

PROPOSAL NO. 2 APPROVING THE STANDBY PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREUNDER

_______________

PROPOSAL NO. 3

APPROVAL OF THE SALE OF SHARES OF COMMON

STOCK TO CERTAIN MANAGEMENT EMPLOYEES

General Background

Our Board has approved a proposal offering shares of our common stock to certain members of our management at the same $11.25 price per share as will be offered to shareholders in the proposed Rights Offering (see Proposal No. 1). The sale of common stock to certain management employees pursuant to this proposal is conditioned on the closing of the Rights Offering. If this Proposal No. 3 is approved, we will offer certain management employees the opportunity to purchase shares of common stock at $11.25 per share. In total, we propose to offer management the opportunity to purchase up to 130,000 shares in total for an aggregate purchase price of $1,462,500.

Reasons to Offer Management Shares of Common Stock

We are proposing to offer certain management employees the opportunity to buy our common stock (1) to encourage additional investment in the Company by management to better align the interests of shareholders and management, and (2) to raise additional capital to repay certain indebtedness incurred to finance our acquisition of Adorn Holdings, Inc. If the management share purchase is approved and management elects to purchase all 130,000 shares of common stock for an aggregate purchase price of $1,462,500, the proceeds, along with the proceeds from the Rights Offering, will be used to prepay the $13,975,000 in principal amount of 9.5% Senior Subordinated Promissory Notes issued to Tontine, to pay related accrued interest and to reduce borrowings under our senior credit facility. In an effort to better align the interests of these management employees with those of our shareholders, the Board believes it is appropriate to offer management the opportunity to purchase shares of common stock at the same $11.25 per share price as offered to shareholders in the Rights Offering.

The majority of shares to be issued to management employees under this proposal will go to individuals who became employees as a result of our acquisition of Adorn Holdings, Inc. These individuals do not currently own shares of our common stock.

Management Purchase

Any offer to purchase shares of our common stock for the same price as is offered to shareholders pursuant to the proposed Rights Offering is within the total discretion of the Compensation Committee and the Board. The following table sets forth the number of shares of common stock to be offered under this proposal to each executive officer named in the Summary Compensation Table, all executive officers as a group, and all other current employees (including all current officers who are not executive officers), the aggregate purchase price of the shares offered and the dollar value of the potential benefit of the offering if the management employees sold the shares at market value as of the date of this proxy. The purchasers will pay cash to the Company for the shares in the amount of the purchase price. Non-employee directors are not being offered shares of our common stock under this proposal.

Name and Principal Position	Number of Shares of Common Stock To Be Purchased	Aggregate Purchase Price	Dollar Value of Potential Benefit ($)(1)	Tax B onus
Andy L. Nemeth Executive Vice President of Finance, Secretary-Treasurer, and Chief Financial Officer	1,000	$11,250	$ 1,050	$204
Gregory G. Lee Executive Vice President of Distribution	1,000	11,250	1,050	204
Todd M. Cleveland Executive Vice President of Operations and Chief Operating Officer	45,500	511,875	47,775	9,249
Gregory J. Scharnott (2) Former Executive Vice President of Operations and Distribution	__	__	__	__
All current executive officers as a group	47,500	534,375	49,875	9,657
All employees, including all current officers who are not executive officers, as a group (3)	130,000	1,462,500	136,500	26,426

(1)     Calculated by determining the difference between the market value of the shares offered at September 14, 2007 ($12.30) and the purchase price of $11.25 per share.

(2)    Mr. Scharnott resigned from the Company on March 12, 2007. Because Mr. Scharnott was one of our most highly compensated executive officers during the last completed fiscal year, Mr. Scharnott is considered a named executive officer under the securities laws and therefore appears in the table above. Mr. Scharnott will not be offered shares of common stock under this proposal.

(3)    This group includes 42 management employees, including executive officers, sales managers, general managers, and national account managers.

(4)	For an explanation of this bonus, please see “Tax Considerations” below.

Tax Considerations

For those certain management employees who purchase our common stock under the terms of this Proposal No. 3, the difference between the market value of the purchased shares measured as of the date of purchase and the purchase price of $11.25 per share will be taxable compensation income. The Board has approved paying a cash bonus to all participating employees to offset a portion of the taxes resulting from the purchase of our common stock under the terms of this Proposal No. 3. Because this bonus will also be taxable compensation income, the bonus will be grossed up to include the appropriate federal and state taxes on compensation income. After deducting these taxes, the net bonus paid will equal 13% of the difference between the market value and the purchase price of the purchased shares. If the market value of the purchased shares as of the date of purchase equals $12.30 per share (the market price as of September 14, 2007), then the net bonus paid will be as indicated in the column in the table above titled “Tax Bonus.”

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of our common stock under this proposed offering with the SEC pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the proposal by our shareholders.

Effects of the Management Sale

The ownership percentage of our current holders of common stock will be diluted by the issuance of additional shares to management. If the management sale is approved and sale of stock were to close, a shareholder owning 10,000 shares of common stock would see their percentage of ownership drop from 0.167% to 0.164%, assuming that the shareholder purchased its pro rata portion of the shares offered in the Rights Offering.

Reasons for Seeking Shareholder Approval

The Nasdaq Stock Market requires shareholder approval when a purchase plan is to be established pursuant to which stock may be acquired by management at a discount.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"

PROPOSAL NO. 3 APPROVING THE SALE OF SHARES OF COMMON STOCK

TO CERTAIN MANAGEMENT EMPLOYEES

_______________

PROPOSAL NO. 4

APPROVAL OF AN INCREASE IN THE

AUTHORIZED AMOUNT OF COMMON STOCK

General Background

Our Articles of Incorporation currently authorize 12,000,000 shares of common stock. As of September 14, 2007, there were 5,997,177 shares of common stock issued and outstanding. There are 805,014 shares of common stock reserved for issuance under existing stock option plans, of which 143,250 shares are issuable upon the exercise of outstanding options granted under our existing stock option plans. There are only 5,197,809 authorized and unissued shares of common stock available for future issuance.

As further explained in Proposal No. 1 of this Proxy Statement, we are seeking shareholder approval to conduct a rights offering pursuant to which each holder of our common stock will receive, for each share they own as of the record date for the rights offering, one right to purchase 0.2 shares of our common stock at $11.25 per share. If approved and completed, the Rights Offering will result in the issuance of approximately 1,200,000 shares of common stock for an aggregate purchase price of approximately $13,500,000. As further explained in Proposal No. 3 of this Proxy Statement, we are seeking shareholder approval to issue up to 130,000 shares of common stock to certain management employees at $11.25 per share. If the issuances contemplated by both proposals occur, the number of authorized and unissued shares available for future issuance will drop below 3,900,000 shares.

On July 9, 2007, our Board unanimously adopted a resolution, subject to shareholder approval, to increase the authorized number of shares of common stock from 12,000,000 to 20,000,000 and the total shares of capital stock to 21,000,000. If the shareholders approve this Proposal No. 4, an increase in our authorized shares of common stock will be effected through the filing of a certificate of Amendment to our Articles of Incorporation with the office of the Indiana Secretary of State, amending Article V of our Articles of Incorporation to authorize 20,000,000 shares of common stock and total shares of capital stock of 21,000,000, as soon as practicable following the Special Meeting, to be effective upon such filing. Upon approval of the proposed amendment to our Articles of Incorporation, Article V would read as follows:

ARTICLE V

The total number of shares which the Corporation shall have authority to issue is twenty-one million (21,000,000), consisting of one million (1,000,000) shares of Preferred Stock, without par value, and twenty million (20,000,000) shares of Common Stock, without par value.

The Company’s Articles also authorize 1,000,000 shares of preferred stock. There are currently no shares of preferred stock outstanding and Proposal No. 4 does not propose to increase the number of authorized shares of preferred stock.

Reasons for Increasing the Authorized Number of Shares of Common Stock

The additional shares of common stock authorized upon adoption of this proposal will be available for issuance from time to time as determined by the Board, without further action by the shareholders and without first offering the shares to the shareholders. The proposed increase will ensure, for the foreseeable future, that a sufficient number of shares will be available, if needed, for issuance in connection with possible future actions approved by the Board, including stock splits, stock dividends, acquisitions, financings, rights offerings, employee benefit programs or other corporate purposes, or upon exercise of stock options or warrants. The Board believes that the availability of the additional shares for such purposes without delay or the necessity for a shareholder vote (except as may be required by applicable law or regulatory authorities or by the rules of any stock exchange on which the Company's securities may be listed) will be beneficial to the Company by providing it with the flexibility required to respond to future business opportunities and needs as they arise. The availability of additional shares of authorized common stock will enable us to act promptly when the Board determines that the issuance of additional shares of common stock is advisable. Assuming the approval by shareholders of this proposal and approval of the Rights Offering and management sale, there will be approximately 11,868,000 authorized and unissued shares of common stock that are not reserved for any specific use and are available for future issuance. If this proposal is approved, but the Rights Offering and management sale proposals are not approved, there would be over 13,100,000 authorized and unissued shares of common stock available for future issuance that are not reserved for any specific use.

Anti-Takeover Effect

An increase in the number of shares of common stock that the Company is authorized to issue could have a potential anti-takeover effect with respect to the Company, although our management has not proposed the increase for that reason and does not presently anticipate using the additional authorized shares for such a purpose. The potential anti-takeover effect of the proposed amendment arises because the Company could issue additional shares of common stock, up to the total authorized number, thereby diluting the shareholdings and related voting rights of then existing shareholders in proportion to the number of any additional shares issued.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

"FOR" PROPOSAL NO. 4 APPROVING AN INCREASE IN THE AUTHORIZED

AMOUNT OF COMMON STOCK

_______________

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Summary

We believe that our compensation plan as it relates to our named executive officers should be aligned with the Company’s strategic plan, its operating performance, and increasing management ownership in the Company. Our objective is to attract and retain highly qualified executives and to align the interest of our Board of Directors with our senior management team in efforts to facilitate strong leadership in an environment that creates and promotes productivity and goal oriented results. In order to meet these objectives, the Compensation committee has met numerous times over the past several years and conducted market studies and analysis to ensure that we are providing a competitive complete package as it relates to our senior management team. Our compensation plan currently includes the following components and our general objectives as they relate to each:

•	Annual Base Salaries – Base salaries are based on job responsibility, individual performance, experience, skill level, and market practices.
•

Annual Non-Equity Incentive Plan Awards and Performance Bonuses – Non-Equity Incentive Plan Awards and Performance Bonuses are intended to reward outstanding performance and efforts as they relate to the Company’s strategic plan and are tied to items including Return on Equity. The Board reserves the right at any time to award discretionary bonuses to senior management based on outstanding performance or other factors.

•

Long-Term Incentives – In efforts to increase management ownership in the Company, our plan links performance to our strategic plan and our shareholder interests in efforts to provide long-term shareholder value.

•

Executive Retirement Plan – In efforts to retain a highly qualified management team, our executive officers, upon approval by the Board of Directors, participate in a supplemental retirement program which is based on base wages, years of service, and other criteria.

•	Perquisites – Perquisites are minimized to promote team oriented results.
•	Severance Benefits – We continue to support our executive team and want to provide reasonable and equitable protection consistent with comparable practices of comparable companies.

Benchmarking

We use a variety of resources including SEC filings as they relate to our customers, suppliers, and other companies of our size to assist in establishing our compensation programs for our senior executives. Our major competitors are not publicly traded and therefore we do not have access to their compensation information to make appropriate comparisons at this level. Along with current market rates for companies of our size, structure, and reporting responsibilities, we utilize market surveys, Board member experience, external compensation studies, and engage the assistance of our advisors and contacts within the industry to help supplement our decision making process. While the Manufactured Housing industry, which represents approximately 44% of our revenue base, has been operating at the lowest levels in more than 40 years, we have worked to provide an appropriate compensation package that recognizes the inherent limitations on organic growth while fully recognizing the significant efforts put in by our management team to not only execute on strategies in conjunction with our strategic plan but to continue to promote a culture of performance based results and team oriented goal setting. Additionally, with the change in management personnel related to Paul E. Hassler being appointed President and Chief

14

Executive Officer in 2004, we recognized that our new senior management team, while experienced within the industry and with the Company, owned very little Company stock. Accordingly, we have taken on the initiative of increasing management’s ownership of Company common stock through the issuance of both restricted and unrestricted stock awards in conjunction with our 1987 Omnibus Stock Option Program as amended.

Equity Trading Restrictions

The Company has a policy with regards to a mandatory blackout period related to equity transactions which starts on the 15th day of the month ending in a reporting period (March, June, September, and December) and ends three days after the public release of the financial information for that reporting period. During this period, Section 16 insiders and other management employees who have access to “inside” information are precluded from trading in the public market, any types of company owned equity securities. Additionally, the Company precludes any Section 16 insider, as defined by the Securities and Exchange Commission, Director, Officer, or Employee from trading in the public market, or any other market, based on information that is not made available to the general public.

The components of our executive compensation plan as currently established by the Compensation Committee include the following:

•	Base Salary
•	Non-Equity Incentive Plan Awards
•	Annual Performance Bonus
•	Stock Awards
•	Non-Qualified Stock Options
•	Executive Retirement Plan

Base Salary

The Compensation Committee reviews and approves the base salaries of named executives each year, as well as at the time of promotion, change in job responsibilities, or any other change deemed to be a material event. Base salaries are set on the first day of January of each year. The Compensation Committee sets the salary for the President and CEO, and approves the base salaries for the other named executives based on recommendations by the President and CEO. The Compensation Committee recommended and the Board subsequently approved a base salary increase for the Named Executive Officers based on recommendations by Mr. Hassler, President and CEO, as well as a review of individual performance and trends in the marketplace effective January 1, 2007. The following table summarizes 2006 and 2007 base salaries:

Name	2006 Base Salary	2007 Base Salary	% Increase
Paul E. Hassler	$320,000	$335,000	4.7%
Andy L. Nemeth	200,000	217,000	8.5%
Gregory J. Scharnott	200,000	207,000	3.5%

Non-Equity Incentive Plan Awards

The Annual Non-Equity Incentive Plan Awards are reviewed and approved each year and are based on the achievement of financial targets. The 2006 target was based on the Company achieving a level of return on equity computed as pre-tax net income divided by Beginning Equity. The award is calculated as a percent of base salary and payouts start at $0 and are capped at 81% of base salary. The formula was set-up primarily during this time period to take into account the handicapped market environment with regards to the Manufactured Housing industry and attainment of the Company’s

15

strategic financial targets in conjunction with its strategic plan. Given the limited trading activity of the Company’s stock at this time, due to the large concentration of institutional investors and limited market float, we believe that this formula accurately takes into account return to shareholders and overall alignment with its financial goals and objectives. This formula is used as a key measure of the Company’s performance. While this earnings target has been used in recent years, the Compensation Committee reserves the right to modify, cancel, change, or reallocate any components of this calculation or criteria at any time. The awards in conjunction with the 2006 operating results were recommend by the Compensation Committee and unanimously approved by the Board of Directors.

Actual and potential non-equity incentive plan awards for 2006 are set forth in the table below. Potential 2006 awards are expressed as a percentage of base salary.

		Potential 2006 Performance Bonus (as a percentage of base salary)
Name	Actual 2006 Performance Bonus	Threshold	Target	Maximum
Paul E. Hassler	$66,560	0%	16%	81%
Andy L. Nemeth	41,600	0%	16%	81%
Gregory J. Scharnott	41,600	0%	16%	81%

Annual Performance Bonus

We believe in rewarding management in situations outside of the Annual Non-Equity Incentive Plan for accomplishments that benefit the shareholders and short and long-term goals of the Company and its strategic plan. Due to the depressed conditions in the Manufactured Housing industry, which are beyond the Company’s control, management must continue to work and make decisions that do not immediately have a financial impact on the Company, but promote the long term goals and direction as they relate to the strategic plan. In these situations, it is our belief that our management team should be rewarded to decrease the gap between financial results and actual operating management and performance.

Stock Awards

Annual Performance Based Stock Awards:

We believe that increasing senior management’s ownership in the Company is critical to our long-term strategic plan and keeping management goals aligned with increasing shareholder value. The Company’s current plan provides for the issuance of unrestricted stock awards upon reaching levels of return on equity, as calculated above, at levels at or in excess of 10%. Upon attainment of return on equity of 10%, the Compensation Committee will award the Senior Executives a pool of up to 25,000 shares of unrestricted stock awards. The Named Executive Officer, upon grant, will be entitled to all rights and voting privileges associated with such stock grant and will be responsible for the payment of all applicable taxes associated therewith.

Discretionary Stock Awards:

We believe that management should be rewarded for outstanding performance, irrespective of financial targets and metrics and therefore reserve the right to issue unrestricted stock grants to Named Executive Officers and other individuals at our discretion. In 2006, the Board of Directors, upon

16

recommendation by the Compensation Committee, awarded 11,700 shares to the Named Executive Officers and certain other senior management in conjunction with this discretionary stock award.

The following table summarizes the Stock Awards issued to Named Executives in 2007 as they related to the 2006 fiscal year:

Name	Shares	Market Price	Total
Paul E. Hassler	5,000	$11.81	$59,050
Andy L. Nemeth	2,500	$11.81	29,525
Gregory J. Scharnott	1,750	$11.81	20,668

Stock-Based Compensation:

Beginning in 2006, the Company granted the Named Executive Officers the right to elect to receive any or all of their base pay increases in any given year in restricted stock in lieu of cash. The election is made as of the first of the year. The shares are issued as of the first of the year and vest quarterly at 25% per quarter. The officers are responsible for all applicable taxes associated with such shares and are entitled to all rights and voting privileges with respect to such shares.

The following table summarizes the individual elections in 2006 made by the Named Executive Officers to have shares issued in lieu of cash compensation:

Name	Shares	Market Price (1)	Total
Paul E. Hassler	3,780	Various	$45,436
Andy L. Nemeth	1,890	Various	22,718
Gregory J. Scharnott	1,890	Various	22,718

(1) The market prices of the stock grants were based on the closing stock price on the last day of each fiscal quarter.

Non-Qualified Stock Options

Beginning in 2006, the Company began using performance shares in lieu of stock options as the primary incentive for the Named Executive Officers due to the regulatory reporting requirements and the preference towards stock awards as a primary form of long term incentive compensation. The Compensation Committee has not granted any stock options to the Named Executive Officers since 2005. At December 31, 2006, the Company currently has three (3) non-qualified stock option grants outstanding with grant dates, vesting dates, percent exercisable, and termination dates as follows:

Grant Date	Options Remaining	Vested	Unvested	Termination Date
11/1/01	24,375	100%	0%	10/31/07
6/22/04	106,375	50%	50%	6/21/10
10/31/05	68,500	25%	75%	10/30/11

A description of all stock awards held by the Named Executives as of the end of fiscal 2006 is contained in the Outstanding Equity Awards at Fiscal Year End table on page 14.

We reserve the right at any time to grant options under its stock option plan.

Executive Retirement Plan

The Company maintains a non-qualified executive retirement plan for its key executives. Under the plan and upon vesting, the employee is entitled to receive upon the attainment of age 65, 40% of the

17

employee’s annual base wages paid over ten years in 520 consecutive weekly payments. The employee may retire at any time upon achieving age 60 and prior to age 65 with a 5% penalty per year. Each employee invited to participate in the plan is approved by the Board of Directors. The employee makes no contributions to the plan and the retirement benefits are unfunded. The Company purchases and is the owner of life insurance policies on certain executives which accumulate cash value as a potential source of funding, if required. The benefits under the plan are unsecured and subject to substantial risk in the event of bankruptcy or other insolvency matters. These benefits are not taxable to the employee until received and vest upon a change in control, the employee achieving 25 years of continuous service, the employee reaching age 65, or a combination of the employee’s age and years of service equaling 85. The provisions of the agreement provide for benefits payable in the event of death or disability. All Named Executive Officers are participants in this plan.

Perquisites

We believe in a performance based compensation and benefits package and therefore provide very few perquisites to our named executives. We do not provide the personal use of a company airplane or a company car or other transportation, nor does the Company provide security at a personal residence, commuting expenses, personal travel using vehicles owned or leased by the Company, housing and other living expenses, clerical or secretarial services for personal matters, club memberships not exclusively used for business memberships, personal financial or tax advice or investment management services, or tax planning, financial planning, or tax preparation costs. We provide a car allowance to our named executives, corporate managers, and general managers, all of which are included as taxable income.

Benefit Plans

We do not maintain separate benefit plans for our Named Executive Officers. They participate in the same health and welfare plans as all of our other general employees with the same deductibles and co-pays. The Named Executive Officers also participate in the same 401(k) retirement program as all of the other general employees.

18

Summary Compensation Table

The following Summary Compensation Table sets forth information about the compensation paid to our Chief Executive Officer, our Chief Financial Officer and any other highly compensated executive officers who were required to file reports under section 16 of the Securities Exchange Act of 1934 (the “Named Executive Officers”) for the year ended December 31, 2006:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)	Total ($)
Paul E. Hassler President and Chief Executive Officer	2006	$280,020	-	$99,080	$40,241	$66,560	$82,123	$14,144 (7)	$582,168
Andy L. Nemeth Executive Vice President of Finance, Secretary-Treasurer, and Chief Financial Officer	2006	180,024	-	49,540	23,816	41,600	6,316	14,032 (8)	315,328
Gregory J. Scharnott Executive Vice President of Operations and Distribution	2006	180,024	-	40,683	23,816	41,600	36,432	14,032 (8)	336,587

(1)

2006 base salaries which took effect on January 1, 2006 were as follows: Mr. Hassler, $320,000, Mr. Nemeth, $200,000, Mr. Scharnott, $200,000. Effective January 1, 2007, Mr. Hassler’s base salary was increased to $335,000 and Mr. Nemeth’s base salary was increased to $217,000. Mr. Scharnott resigned effective March 12, 2007.

(2)

The named executives were not entitled to receive any payments that would be characterized as “Bonus” payments for the fiscal year ended December 31, 2006. Amounts listed under the column “Non-Equity Incentive Plan Compensation” constitutes Annual Incentive Plan awards for 2006 performance that were approved by the Compensation Committee on February 23, 2007, and paid shortly thereafter.

(3)

Represents (i) the dollar amount of optional salary deferrals in the form of stock awards that each named executive elects to receive in lieu of cash compensation at the beginning of the fiscal year. These stock awards are awarded at the beginning of the year and vest 25% per quarter. The named executive is responsible for all income taxes and other costs associated with the awards. In 2006, Mr. Hassler elected to receive $40,030 of his annual base compensation in the form of Company common stock and Mr. Nemeth and Mr. Scharnott each elected to receive $20,015 of their annual base compensation in the form of Company common stock, and (ii) the dollar amount associated with a discretionary grant of shares by the Compensation Committee of the Board of Directors associated with the 2006 Annual Incentive Plan. Under the Plan, the Compensation Committee may award a discretionary bonus in the form of stock to the named executives. In 2007, the Compensation Committee granted 5,000 shares to Mr. Hassler, 2,500 shares to Mr. Nemeth, and 1,750 shares to Mr. Scharnott. These shares were granted at the share price on the date of grant of $11.81 per share and accordingly, in 2007, the Company recognized $59,050 in compensation expense for Mr. Hassler, $29,525 for Mr. Nemeth, and $20,668 for Mr. Scharnott.

(4)

Represents the dollar amount associated with the named executive’s option grants that are recognized as compensation for financial statement reporting purposes with respect to fiscal 2006 in accordance with FAS 123(R). For a discussion of the assumptions made in the valuation, please see Note 9 (Stock Option Plan) to the financial statements in our Annual Report on Form 10-K under the heading Compensation Plans. Includes 2006 compensation expense associated with stock options granted in 2004 and 2005.

(5)	Represents 2006 amounts paid in 2007 under the Annual Non-Equity Incentive Plan.

(6)

Represents the aggregate change in the present value of the named executive’s accumulated benefit under the Patrick Industries, Inc. Executive Retirement Plan. In computing these amounts, the Company uses various assumptions including remaining years of service, estimated discount rates, and present value calculations. None of the Named Executive Officers were vested in this plan at December 31, 2006.

(7)	Represents $13,440 in car allowance and $704 in company contributions pursuant to the Patrick Industries, Inc. 401(k) Plan.
(8)	Represents $13,440 in car allowance and $592 in company contributions pursuant to the Patrick Industries, Inc. 401(k) Plan.

The compensation represented by the amounts for the year ended December 31, 2006 set forth in the All Other Compensation column in the Summary Compensation Table for the Named Executive Officers detailed in the table below.

Name and Principal Position	Qualified Savings Plan	Group Term Life Insurance	Company Contributions to Retirement Benefit Plan	Automobile Allowance	Other
Paul E. Hassler President and Chief Executive Officer	-	-	$704	$13,440	-
Andy L. Nemeth Executive Vice President of Finance, Secretary-Treasurer, and Chief Financial Officer	-	-	592	13,440	-
Gregory J. Scharnott Executive Vice President of Operations and Distribution	-	-	592	13,440	-

Options Granted in Last Fiscal Year

No options were granted in 2006. See Non-Qualified Stock Options under the heading Compensation Discussion and Analysis for details on outstanding stock option grants.

Outstanding Equity Awards at December 31, 2006

The following table summarizes the outstanding equity awards held by the named executives as of December 31, 2006:

(1)    Stock options within each annual grant vest incrementally at a rate of 25% per year, with full vesting at the end of four years, and expire after six years.

Grants of Plan-Based Awards

The table below sets forth information on grants to the named executives of options and stock awards as set forth in the Stock Awards section of the Summary Compensation Table in 2006:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Option Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
Paul E. Hassler	1/2/06 2/16/07	$0 0	$0 0	$0 0	0 0	3,780 5,000	3,780 5,000	0 0	0 0	$0 0
Andy L. Nemeth	1/2/06 2/16/07	0 0	0 0	0 0	0 0	1,890 2,500	1,890 2,500	0 0	0 0	0 0
Gregory J. Scharnott	1/2/06 2/16/07	0 0	0 0	0 0	0 0	1,890 1,750	1,890 1,750	0 0	0 0	0 0

Option Exercises and Stock Vested

The following table sets forth information about stock options exercised by the named executives in 2006 and stock awards that vested or were paid in 2006 to the named executives. This information is set forth in the Summary Compensation Table:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Paul E. Hassler	- -	- -	3,780 (1) 5,000 (3)	$45,436 (2) 59,050 (4)
Andy L. Nemeth	- -	- -	1,890 (1) 2,500 (3)	22,718 (2) 29,525 (4)
Gregory J. Scharnott	- -	- -	1,890 (1) 1,750 (3)	22,718 (2) 20,668 (4)

(1)	Represents Officer elected deferrals of 2006 base wages in the form of Company common stock which vests over a period of one year on a quarterly basis.
(2)	Based on a vesting schedule of 25% per quarter with closing share prices of $11.87, $11.27, $12.44, and $12.50.
(3)	Represents discretionary stock grant awarded to named executives on February 16, 2007 by the Board of Directors in conjunction with 2006 performance.
(4)	Based on immediate vesting on February 16, 2007 at a closing share price of $11.81.

Equity Compensation Plan Information

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	199,250	$9.54	728,158
Equity compensation plans not approved by security holders	0	N/A	0
Total	199,250	$9.54	728,158

Nonqualified Defined Contribution and Other Deferred Compensation Plans

The following table sets forth information about the participation of the named executives in the Executive Retirement Program and is set forth in the Summary Compensation Table under the caption “Change in Pension Value and Nonqualified Deferred Compensation Earnings:

Name	Executive Contributions in last FY ($)	Registrant Contributions in last FY ($)	Aggregate Earnings in last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Paul E. Hassler	-	$68,941	$13,182	-	$270,444
Andy L. Nemeth	-	5,598	718	-	16,571
Gregory J. Scharnott	-	32,336	4,096	-	94,950

The Patrick Industries, Inc. Executive Retirement Plan is a non-qualified unfunded plan awarded to certain named executives by the Board of Directors. As a participant in the Plan, the Company will pay each of the Named Executive Officers, or their beneficiaries, up to 40% of their base salary for 120 months upon retirement (if the employee continues in the employment of the Company until the age of 65, or upon the attainment of other parameters), or upon the employee’s death or total disability. A participant vests after 30 years of continuous service, or upon a combination of the years of service plus the employee’s age equaling 85. Additionally, the named executives vest upon a change of control event in which a party acquires 33% or more of the Company’s outstanding common stock. The Company has a life insurance contract on each named individual as a potential funding source for payments under the obligations; however, the benefits are subject to risk in the event of bankruptcy or certain other events.

Employment Contracts

The Company entered into Employment Agreements with Paul E. Hassler, Andy L. Nemeth, and Gregory J. Scharnott, pursuant to which they agreed to serve as executive officers of the Company. The Agreements contain a non-compete clause and certain other stipulations and provide for a severance package that includes twelve (12) months base salary for Paul E. Hassler and six (6) months base salary for Andy L. Nemeth and Gregory J. Scharnott. Under the Agreements, voluntary termination with or without good reason, death, disability or retirement, shall not result in any obligation of the Company to make payments.

Potential Payments Upon Termination and Following a Change in Control for Fiscal Year 2006

We believe that the Company should provide reasonable severance benefits to our Named Executive Officers and other general employees that are fair and commensurate with their job duties, functions, and responsibilities. We believe it is important to protect our key employees in the event of a change in control and it is also in the best interest of the Company to obtain a release from employees whose employment is terminated as well as a non-compete agreement from certain employees in the form of a severance agreement. The following table summarizes the severance agreements at December 31, 2006 for our Named Executives in the event they are terminated without cause:

Name	Severance	Payments upon Termination Without Cause (1)	Non Compete	Confidentiality Agreement
Paul E. Hassler	12 Months Base Salary	$320,000	1 Year	1 Year
Andy L. Nemeth	6 Months Base Salary	100,000	1 Year	1 Year
Gregory J. Scharnott	6 Months Base Salary	100,000	1 Year	1 Year

(1) Employee is required to sign a mutual release of claims in a form satisfactory to the Company.

Director Compensation

Non-employee directors are paid an annual retainer of $5,000, $1,000 for each board meeting and conference call they attend, and $1,000 for each committee meeting they attend with a maximum of $2,000 per combined event. Committee members receive an additional annual retainer of $5,000, regardless of the number of committees on which they serve, and effective for fiscal 2007, Committee chairmen receive an additional $2,000 annual retainer. The lead director receives an additional annual retainer of $5,000. Employee directors receive no compensation as such. On an annual basis in May, each non-employee director is automatically granted a restricted stock award for 3,000 shares of the Company’s common stock which will vest upon such director’s continued service as a member of the Board of Directors for one year or earlier upon certain events. Effective for fiscal 2007, non-employee directors will receive an annual share grant of 3,500 shares.

The following table sets forth a summary of the compensation we paid to our non-employee directors in the year ended December 31, 2006:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Terrence D. Brennan	$ 17,000	$ 38,280	---	---	---	---	$ 55,280
Keith V. Kankel	12,000	38,280	---	---	---	---	50,280
John H. McDermott	18,000	38,280	---	---	---	---	56,280
Larry D. Renbarger	19,000	38,280	---	---	---	---	57,280
Robert C. Timmins	24,000	38,280	---	---	---	---	62,280
Walter E. Wells	19,000	38,280	---	---	---	---	57,280
Harold E. Wyland	17,000	38,280	---	---	---	---	55,280

(1)	The amounts under the column headed “Fees Earned or Paid in Cash” represent meeting and retainer fees.

(2)   Represents the value of 3,000 shares of restricted stock granted to each non-employee director at a closing stock price of $12.76 on May 11, 2006.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Terrence D. Brennan (Chairman)
John H. McDermott
Larry D. Renbarger
Robert C. Timmins
Walter E. Wells
Harold E. Wyland

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2006, no executive officer of the Company served on the Board of Directors or compensation committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer. No member of the Compensation Committee was an officer or employee of the Company during 2006, and no member of the Compensation Committee was formerly an officer of the Company.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of Special Meeting and Proxy Statement may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement either now or in the future, please contact your bank, broker, or other nominee. Upon written or oral request to Andy L. Nemeth at 107 West Franklin Street, P.O. Box 638, Elkhart, Indiana, 46515-0638, we will provide a separate copy of the Annual Report for the year ended December 31, 2006 or Notice of Annual Meeting and Proxy Statement.

SHAREHOLDER PROPOSALS

Shareholder proposals for inclusion in proxy materials for the next Annual Meeting should be addressed to the Company’s Secretary, P.O. Box 638, Elkhart, Indiana 46515-0638, and must be received no later than Friday, December 7, 2007. In addition, the Company’s Bylaws require notice of any other business to be brought before a meeting by a shareholder (but not included in the proxy statement) to be delivered, in writing, to the Company’s Secretary, together with certain prescribed information, not less than 90 days nor more than 110 days prior to the first anniversary of the preceding year’s annual meeting. Likewise, the Articles of Incorporation and Bylaws require that shareholder nominations to the Board of Directors be delivered to the Secretary, together with certain prescribed information in accordance with the procedures for bringing business before an Annual Meeting at which directors are to be elected.

INCORPORATION BY REFERENCE

The Company incorporates by reference in this Proxy Statement the following from its Annual Report on Form 10-K for the year ended December 31, 2006: Part II, Item 7 (Management's Discussion

and Analysis of Financial Condition and Results of Operations), Item 7A (Quantitative and Qualitative Information About Market Risk), Item 8 (Financial Statements and Supplementary Data) and Item 9 (Changes in and Disagreements with Accountants on Accounting and Financial Disclosure). The Company also incorporates by reference in this Proxy Statement the financial statements set forth as Ex. 99.1, Ex. 99.2, and Ex. 99.3 to Form 8-K/A as filed with the Securities and Exchange Commission on July 3, 2007.

OTHER MATTERS

A copy of the documents described in the section entitled “Incorporation By Reference” may be obtained without charge by writing to Andy L. Nemeth, Patrick Industries, Inc., P.O. Box 638, Elkhart, Indiana 46515-0638.

The Board of Directors knows of no other proposals which may be presented for action at the Special Meeting. However, if any other proposal properly comes before the meeting, the persons named in the proxy form enclosed will vote in accordance with their judgment upon such matter. Representatives of the Company’s independent auditor, McGladrey & Pullen, LLP, are expected to be present at the special meeting.

Shareholders are urged to promptly vote by telephone, by Internet, or execute and return the enclosed form of proxy in the envelope provided.

By Order of the Board of Directors,

ANDY L. NEMETH

SECRETARY

___________, 2007

c/o National City Bank

Shareholder Services Operations

Locator 5352

P. O. Box 94509

Cleveland, OH 44101-4509

_______________________________

VOTE BY TELEPHONE

Have your proxy card available when you call the Toll-Free Number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions presented to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 888-693-8683	Vote by Internet Access the website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week!

If you vote by telephone or Internet, please do not send your proxy by mail.

If voting by mail, Proxy must be signed and dated below.

Please fold and detach card at perforation before mailing.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. If no specific direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Your signature on this proxy is your acknowledgment of receipt of the Notice of Meeting and Proxy Statement.

Dated:	, 2007

Signature

(Signature if held jointly)

Please sign exactly as name appears hereon. For joint accounts, all tenants must sign. Executors, Administrators, Trustee, etc. should so indicate when signing.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Special Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed

Please fold and detach card at perforation before mailing.

patrick industries, inc.	107 West Franklin Street, P.O. Box 638,
This Proxy is Being Solicited on Behalf of the Board of Directors	Elkhart, Indiana 46515

The undersigned hereby appoints Paul E. Hassler and Andy L. Nemeth, and each of them, as the undersigned’s proxies, each with full power of substitution, to represent and to vote, as designated below, all of the undersigned’s Common Stock in Patrick Industries, Inc. at the Special Meeting of Shareholders of Patrick Industries, Inc. to be held on Thursday, October 25, 2007, and at any adjournment thereof, with the same authority as if the undersigned were personally present.

The Board of Directors recommends a vote FOR proposals 1, 2, 3 and 4 below:

1.

To approve a rights offering granting shareholders one right to purchase 0.2 of a share of common stock, for each share of the Company’s common stock they own, at a purchase price of $11.25 per share, or an aggregate of approximately 1,200,000 shares of common stock for an aggregate purchase price of approximately $13,500,000.

☐	FOR	☐	AGAINST	☐	ABSTAIN
2.

To approve the Standby Purchase Agreement and the transactions contemplated thereunder, pursuant to which Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P. (collectively, “Tontine”) have committed to purchase at $11.25 per share, any shares not purchased in the rights offering.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	To approve the sale of up to 130,000 shares of common stock to certain management employees at $11.25 per share, or an aggregate purchase price of up to $1,462,500.
☐	FOR	☐	AGAINST	☐	ABSTAIN
4.

To amend our Articles of Incorporation to increase the number of authorized shares of common stock, without par value, from 12,000,000 to 20,000,000 and the aggregate number of shares of capital stock to 21,000,000.

☐	FOR	☐	AGAINST	☐	ABSTAIN
5.	To consider and transact such other business as may properly come before the meeting or any adjournments thereof.